Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-276520, 333-269250 and 333-259849) and Form F-3 (No. 333- 260390) of Valens Semiconductor Ltd. of our report dated February 28, 2024 relating to the financial statements, which appears in this Form 20-F.

/s/ Kesselman & Kesselman
Tel-Aviv, Israel	Kesselman & Kesselman
February 28, 2024	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, 146 Derech Menachem Begin St. Tel-Aviv 6492103, Israel,
P.O Box 7187 Tel-Aviv 6107120, Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il

Kesselman & Kesselman is a member firm of PricewaterhouseCoopers International Limited, each member firm of which is a separate legal entity